                Exhibit 99.2 - Joint Filers' Names and Addresses

1. Name: Generation Capital Partners II LP
Address: c/o Generation Partners
One Greenwich Office Park
Greenwich, CT 06831

2. Name: Generation Members' Fund II LP
Address: c/o Generation Partners
One Greenwich Office Park
Greenwich, CT 06831

3. Name: Generation Capital Partners VRC LP
Address: c/o Generation Partners
One Greenwich Office Park
Greenwich, CT 06831

4. Name: Mark E. Jennings
Address: c/o Generation Partners
One Greenwich Office Park
Greenwich, CT 06831

5. Name: Andrew P. Hertzmark
Address: c/o Generation Partners
One Greenwich Office Park
Greenwich, CT 06831